NUMBER

XXXXXX

COMMON SHARES
$0.01 PAR VALUE PER SHARE

TRMT

A MARYLAND REAL ESTATE INVESTMENT TRUST

SHARES

XXXXXX

COMMON SHARES
$0.01 PAR VALUE PER SHARE

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

CUSIP 894789 10 6

THIS CERTIFIES THAT

SPECIMEN

is the registered holder of XXXXXX

FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST IN

TREMONT MORTGAGE TRUST

a Maryland real estate investment trust (the "Trust"), transferable on the books of the Trust by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust each as in effect from time to time. The holder of this Certificate and every transferee or assignee hereof by accepting or holding the same agrees to be bound by all of the provisions of the Declaration of Trust and Bylaws of the Trust, each as in effect from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER AND TREASURER

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THE DECLARATION OF TRUST PROVIDES THAT NO TRUSTEE, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, IN CONNECTION WITH THIS INSTRUMENT. ALL PERSONS DEALING WITH THE TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR PAYMENT OF ANY SUM OR PERFORMANCE OF ANY OBLIGATION.

AMERICAN FINANCIAL PRINTING INCORPORATED – MINNEAPOLIS

TREMONT MORTGAGE TRUST IMPORTANT NOTICE TREMONT MORTGAGE TRUST IS A MARYLAND REAL ESTATE INVESTMENT TRUST (THE “TRUST”). THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST OF THE TRUST, AS IN EFFECT FROM TIME TO TIME (THE “DECLARATION OF TRUST”) AND THE BYLAWS OF THE TRUST, AS IN EFFECT FROM TIME TO TIME (THE “BYLAWS”). THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE AND EVERY TRANSFEREE OR ASSIGNEE THEREOF BY ACCEPTING OR HOLDING THE SAME AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE DECLARATION OF TRUST AND BYLAWS. THE TRUST WILL FURNISH TO ANY SHAREHOLDER, ON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS OF BENEFICIAL INTEREST WHICH THE TRUST HAS AUTHORITY TO ISSUE AND, IF THE TRUST IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET, AND (ii) THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DECLARATION OF TRUST, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. SUCH REQUEST MUST BE MADE TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL OFFICE. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE OR MAY HEREAFTER BE CONTAINED IN THE DECLARATION OF TRUST OR IN THE BYLAWS, INCLUDING PROVISIONS OF THE DECLARATION OF TRUST WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8%, BY NUMBER OR VALUE, OF ANY CLASS OR SERIES OF THE TRUST’S SHARES OF BENEFICIAL INTEREST BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE TRUST’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF VARIOUS RIGHTS AND OBLIGATIONS OF SHAREHOLDERS APPEARS IN THE DECLARATION OF TRUST OR BYLAWS, AS APPLICABLE, AND IN CERTAIN OTHER AGREEMENTS WHICH MAY FROM TIME TO TIME BE ENTERED INTO BY THE TRUST AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS. COPIES OF THE DECLARATION OF TRUST, BYLAWS AND AGREEMENTS AFFECTING THE RIGHTS AND OBLIGATIONS OF SHAREHOLDERS AS IN EFFECT FROM TIME TO TIME WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER UPON REQUEST TO THE SECRETARY OF THE TRUST. The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA – Custodian TEN COM TEN ENT JT TEN – as tenants in common – as tenants by entireties – as joint tenants with right of survivorship and not as tenants in common (Cust) (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in above list. For value received hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.